CERTIFICATION OF
CHIEF EXECUTIVE OFFICER
AND PRINCIPAL FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with this Yearly Report of Alliance Recovery Corp. (the “Company”) on Form 10-KSB for the year ending December 31, 2006, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Peter Vaisler, Chief Executive Officer and Chief Financial Officer of the Company, certifies to the best of his knowledge, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

1.	Such Yearly Report on Form 10-KSB for the year ending December 31, 2006, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.
The information contained in such Yearly Report on Form 10-KSB for the year ending December 31, 2006, fairly presents, in all material respects, the financial condition and results of operations of Alliance Recovery Corp.

Dated: November 9, 2006

ALLIANCE RECOVERY CORP.

By: /s/ Peter Vaisler
Peter Vaisler
Chief Executive Officer and
Principal Financial Officer